GOLDEN TRIANGLE INDUSTRIES, INC.

                 Notice of Special Meeting of Stockholders
                         to be held March 18, 2000

Sugar Land, Texas
March 2, 2000

PLEASE TAKE NOTICE that the Special Meeting of the Stockholders of Golden Triangle Industries, Inc. will be held on March 18, 2000 at the Marriott Hotel at the George Bush Intercontinental Airport in Houston, Texas. The meeting will convene at 11:00 a.m. (Central Standard Time), for the purpose of considering and acting upon the following:

         (1)   the ratification of the agreement to purchase Whitemark
Homes, Inc.

The transfer books of the Company will not be closed, but only stockholders of record at the close of business on February 22, 2000 will be entitled to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. YOUR VOTE IS IMPORTANT.

                                        Shawna Owens
                                        Secretary

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                              PROXY STATEMENT
                     GOLDEN TRIANGLE INDUSTRIES, INC.
                              P. O. Box 17029
                      Sugar Land, Texas   77496-7029
                              (281) 565-7300

The following information is furnished to stockholders of Golden Triangle Industries, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Special Meeting of Stockholders to be held on March 18, 2000 (the "Meeting"), and at any adjournment thereof. All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted in favor of the proposal set forth in the Notice of Meeting.

Any GTII stockholder has the power to revoke his Proxy before its exercise at the Special Meeting or any adjournment thereof by: (1) giving written notice of revocation to the Secretary of GTII, Shawna Owens, P. O. Box 17029, Sugar Land, Texas 77496-7029, prior to the Special Meeting; (2) giving written notice of revocation to the Secretary at the Special Meeting; or (3) signing and delivering a Proxy bearing a later date. However, the mere presence at the Special Meeting of a stockholder who has executed and delivered a valid Proxy will not revoke such Proxy.

There are no dissenters' rights of appraisal. Neither the By-Laws nor corporate law of the Company's state of incorporation call for any dissenters' rights of appraisal.

This proxy statement will be transmitted to stockholders on or about March 2, 2000.

                                  VOTING

The voting securities of the Company consist of shares of its common stock, $.001 par value (the "Common Stock"). Holders of record of the Common Stock at the close of business on February 22, 2000 will be entitled to vote at the Meeting. Each share of Common Stock entitles its owner to one vote, and cumulative voting is not allowed. The number of shares outstanding of the Common Stock at the close of business on February 22, 2000 was 762,344. In addition to the Common Stock, there are 41,485 shares outstanding of Preferred Stock . During 1996 Preferred Stock was issued to stockholders in exchange for Common Stock at a rate of 1-for-10, with the Preferred Stock retaining the same voting rights as if it were Common Stock. Therefore, the holders of Preferred Stock at the close of business on February 22, 2000, are also entitled to vote at the Meeting with each preferred share being equivalent to 10 common shares (total preferred shares outstanding equivalent to 414,850 common shares outstanding).

The holders of record of 45% of the outstanding shares of the Common and Preferred Stock will constitute a quorum for the transaction of business at the Meeting, but if a quorum should not be present, the Meeting may adjourn from time to time until a quorum is obtained.

A majority of the shares represented and entitled to vote at the meeting is required for an affirmative vote. An abstain vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues.

    PROPOSAL TO RATIFY THE AGREEMENT TO PURCHASE WHITEMARK HOMES, INC.

GTII proposes the purchase of Whitemark Homes, Inc., a private company, by the following method. Kenneth Owens, President of GTII, will relinquish all of his preferred shares of GTII to the Company (39,916 preferred shares convertible to 399,160 common shares, representing 34% ownership of GTII). He will be allowed to retain his ownership of 38,228 common shares (less than 5% of the Company) that he purchased in the open market. In return for relinquishing his GTII preferred shares, Kenneth Owens will receive a portion of GTII's assets and liabilities valued at net book value to be calculated at the audit date. The assets include oil and gas properties, Altair property, Apache Ranch, and possibly others that Whitemark has no interest in retaining. The Company will then issue 533,760 restricted common shares of GTII to Larry White, president and sole stockholder of Whitemark Homes, Inc. for total ownership of Whitemark Homes, Inc., a
company with an estimated  fair market value of $6,500,000.   The number of
shares to be issued to Larry White is based on the book value of Whitemark. Whitemark has reported assets of $10,000,000, revenues of approximately $15,000,000 in 1999, and net income of approximately $800,000 in 1999.

The Board of Directors of GTII and the Board of Directors of Whitemark have approved this transaction. Kenneth Owens believes that this transaction will benefit GTII and has shown his support by continuing to purchase common stock in the open market (5,100 shares in the past month in addition to the 38,228 referred to in the first paragraph).

The transaction will result in a change in control in GTII. Larry White will own approximately 41% of the Company after the change in control. Upon consummation of this transaction, Mr. White will be appointed to the current Board of Directors to serve as a director until the next annual meeting of shareholders (May 2000) at which time he will be placed on the ballot for election by the shareholders.

Larry White, age 51, is the founder, president and sole stockholder of Whitemark Homes, Inc. and has been heavily involved in the home-building industry for over twenty years. His overall responsibilities include land acquisition and development, financing, home construction, marketing and sales. Whitemark develops its own residential communities and has

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developed multifamily communities including town homes and rental apartments. Mr. White earned an accounting degree from Lamar University in Beaumont, Texas and was employed by Arthur Andersen in Houston from 1972 to 1976. He is a member of the American Institute of Certified Public Accountants.

Whitemark Homes, Inc. is based in Orlando, Florida, and has been in the business of high quality residential developments and construction for the past eighteen years. Whitemark uses the latest technology and proven construction methods to insure their homes are of the highest quality. Due to the company's in-depth construction expertise, a range of construction methods are utilized, given the desires of the customer and the building plan requirements. Besides being one of Orlando's premier home builders, for both custom and affordable homes, Whitemark also develops many of its own residential communities. As a developer/builder, great care and attention is given to preserving the natural setting of the land during the land planning and construction stages. Each lot is carefully cleared in order to keep as many trees and natural vegetation as possible.
Whitemark's attention to detail and fine craftsmanship has garnered them many national, regional, and local awards including: East and Pacific Builders "Gold Nugget Awards," Southeast Builders' Conference "Aurora Award," Home Builders' Association of Mid-Florida "Parade of Homes Winners," and Orlando's "Choice Awards Winners." Whitemark's short-term plans include expansion into the Texas and North Carolina markets, with long-term plans including expansion nationwide.

The accounting treatment of this transaction will be as a purchase.

There will be no material differences in the rights of security holders as a result of this purchase, and no tax consequences will be realized to current shareholders because of this purchase. Shareholders' stock positions will not change as a result of this transaction.

               VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

This purchase is not required to be submitted to a vote of security holders. However, the Board of Directors feels that the security holders should have the opportunity to vote on this matter. In the event of a negative vote on this matter by the security holders the transaction will not be consummated in its present form.

The affirmative votes of the holders of a majority of the issued and outstanding shares of the Common and Preferred Stock voting is necessary for the ratification of the purchase of Whitemark Homes, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE PURCHASE OF WHITEMARK HOMES, INC.


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                              PROXY SOLICITATION

THE ENCLOSED PROXY FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The entire cost of preparing, assembling, printing, and mailing the proxy form and proxy materials used in the solicitation of proxies will be paid by the Company. The Company will request banks, brokers and other fiduciaries to send the Company's proxy materials to their principals, and the Company will reimburse said fiduciaries for their mailing and related expenses. In addition to the use of the mails, solicitation may be made by officers, directors and regular employees of the Company by telephone, facsimile and personal interview. The Company does not expect to pay any compensation to such persons, other than their regular compensation, for their services in soliciting proxies.

                          FINANCIAL  INFORMATION

Pro forma financial information on the purchase is included in the Company's Form 8-K filed during February 2000. A copy of the 8-K can be
obtained from the Company at  P. O. Box 17029, Sugar Land, Texas   77496 or
on the Securities and Exchange Commission's website at www.sec.gov.

                                 FORM 10-K

The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 1998. Such requests should be directed to Golden Triangle Industries, Inc., P. O. Box 17029, Sugar Land, Texas 77496-7029. The Form 10-K can also be accessed at www.sec.gov.



BY ORDER OF THE BOARD OF DIRECTORS      Shawna Owens, Secretary
                                             Sugar Land, Texas

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                                    PROXY
                       GOLDEN TRIANGLE INDUSTRIES, INC.
                           (A Colorado Corporation)
                               P. O. Box 17029
                         Sugar Land, Texas 77496-7029

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GOLDEN TRIANGLE INDUSTRIES, INC.

The undersigned hereby appoints Kenneth Owens, Howard Siegel, Karen Lee, Glenn Gagnon, and David McFarlane or any of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of the common and preferred stock of Golden Triangle Industries, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on March 18, 2000 at 11:00 a.m. (Central Standard
Time) and at any adjournment thereof, upon the matters noted below and upon any other matters that may properly come before the Meeting or any adjournment thereof. Said proxies are directed to vote as checked below upon the following matters, and otherwise in their discretion. An abstain vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues.

(1) To ratify the agreement to purchase Whitemark Homes, Inc.

                             VOTE FOR   VOTE AGAINST ABSTAIN
                               [ ]          [ ]       [ ]


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). In the absence of specific directions, this Proxy will be voted for the agreement to purchase
Whitemark Homes, Inc.   If any other business is transacted at the Meeting,
this Proxy will be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote FOR the listed proposition. This Proxy may be revoked prior to its exercise.
Note: Please sign exactly as name(s) appears on the stock certificate. An attorney, executor, administrator, trustee or guardian or other fiduciary should sign as such. ALL JOINT OWNERS MUST SIGN.


Dated:
                                       Signature of Stockholder(s)


                                       Signature of Stockholder(s)


Please indicate by check mark if you plan to attend the meeting in person. [ ]